UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITEIS EXCHANGE ACT OF 1934

October 31, 2006
Date of report (Date of earliest event reported)

ENUCLEUS, INC.
(Exact Name of Registrant as Specified in its Charter)

0-14039	11-2714721
(Commission File Number)	(I.R.S. Employer Identification No.)

7200 NE 41st Street Suite 201
Vancouver, WA 98662
(Address of Principal Executive Offices)

360-567-3435
(Registrant's Telephone Number, Including Area Code)

Section 1 - Registrant's Business and Operations.

ITEM 5.02 Departure of Directors or Principal Officers, Appointment of Principal Officers.

We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

ITEM 5.02 Departure of Directors or Principal Officers, Appointment of Principal Officers.

Randy Edgerton resigned as chief executive officer, president and director of the company.
eNucleus director Alan Ginsberg resigned as a board member.

Also, Al Case, Chairman of the Board and Executive Officer, has assumed the additional office of chief executive officer of the company, effective October 31, 2006.

ITEM 9.01 Exhibits

Exhibit 99.1 Press Release.

About eNucleus

eNucleus, Inc. is a Vancouver, Wash. based provider of technology enabled business process outsourcing (BPO) and hosted software (SaaS) solutions. eNucleus provides "back office" support services through its offshore BPO center in Ahmedabad, India, and offers a variety of technology solutions and services in the energy and business support markets. Visit www.eNucleus.com for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

ENUCLEUS, INC.

By: /s/ Steve G. Vogel Steve G. Vogel CFO